EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-157087 on Form S-11 of our report dated March 21, 2011, relating to the consolidated financial statements of Wells Timberland REIT, Inc. appearing in the Annual Report on Form 10-K of the Wells Timberland REIT, Inc. and subsidiaries for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP
Atlanta, Georgia

April 15, 2011